SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2010
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN Mobile Storage Inc., a Delaware corporation (“GFNMS”), GFN North America Corp., a Delaware corporation (“GFNNA”), and its subsidiary Pac-Van, Inc., an Indiana corporation (which, combined with GFNMS, is referred to herein as “Pac-Van”), GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation (“GFN Holdings”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”), and its subsidiaries. GFN Holdings and its subsidiaries are collectively referred to herein as “Royal Wolf.”

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Item 3.02	Unregistered Sales of Equity Securities	1

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 10.1

i

Item 3.02  Unregistered Sales of Equity Securities

On October 1, 2010 GFN issued 100 shares of Series B 8% Cumulative Preferred Stock (“Series B Preferred Stock”) with a liquidation value of $1,000 per share, a par value of $0.0001 per share and an aggregate liquidation value of $100,000 in connection with the acquisition of certain assets by Pac-Van.

The Series B Preferred Stock is not convertible into GFN common stock.  The Series B Preferred Stock has no voting rights, except as required by Delaware law.  Holders of Series B Preferred Stock are entitled to receive, when declared by the board of directors of GFN, annual dividends of $80.00 per share paid quarterly on the 31st  day of January, July and October of each year and the 30th  day of April of each year.  In the event of any liquidation or winding up of GFN, the holders of Series B Stock will be entitled to receive, in preference to holders of common stock and after holders of the Series A 12.5% Cumulative Preferred Stock of GFN (the “Series A Preferred Stock”) have received $50 per share plus an amount equal to accrued by unpaid dividends, an amount equal to the liquidation preference of $1,000 per share plus an amount equal to accrued but unpaid dividends, if any. GFN filed its Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock with the State of Delaware on December 3, 2008.

The Series B Preferred Stock was offered and sold to a private investor in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.  The private investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. There was no general solicitation in connection with the offer and sale of the Series B Preferred Stock. The certificate representing the Series B Preferred Stock bears restricted legends providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

Item 5.02 Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2010 we entered into an amended and restated employment agreement with Theodore M. Mourouzis, under which he agreed to continue to serve as the President and Chief Operating Officer of Pac-Van. Under the employment agreement, Mr. Mourouzis will  receive a base salary of $175,000 per year, and will be eligible for an annual bonus each fiscal year approved by the General Finance Compensation Committee based upon criteria determined by the chairman of the board of directors and may include financial results of Pac-Van and other projects and matters assigned from time to time by the board of directors, provided that he is employed on the last day of such fiscal year.

Mr. Mourouzis will be entitled to a lump sum non-compete payment equal to eight months base salary plus a prorated portion of his annual bonus if Pac-Van terminates his employment without cause or if Mr. Mourouzis terminates his employment for good reason, which would be deemed to occur if his base salary or bonus were reduced, his place of employment was permanently relocated more than 40 miles away from his current home address, Pac-Van hires a chief financial officer senior to Mr. Mourouzis unless he was promoted to a more senior position than the new chief financial officer, or he was assigned duties and responsibilities materially beneath those of a chief financial officer.

Item 9.01   Financial Statements and Exhibits

Exhibit:

10.1           Employment Agreement dated October 5, 2010 with Theodore M. Mourouzis

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: October 5, 2010	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Employment Agreement dated October 5, 2010 with Theodore M. Mourouzis

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